EXHIBIT 99.2(a)
TO FORM 10-Q OF
SEA PINES ASSOCIATES, INC.

CERTIFICATION

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Sea Pines Associates, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2003	/s/Michael E. Lawrence

Michael E. Lawrence Chief Executive Officer

     This certification accompanies this report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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